                                                                    EXHIBIT 10.3

                       SETTLEMENT AGREEMENT AND RELEASE
                       --------------------------------

                                  I. PARTIES
                                     -------

     This Settlement Agreement ("Agreement") is entered into by and among:

     A. The United States of America, acting through the United States Department of Justice and the United States Attorney's Offices for the Districts of Massachusetts and the Southern District of Florida("DOJ") and on behalf of
(1)the Department of Health and Human Services ("HHS") through its Office of Inspector General ("OIG-HHS") (2) the United States Department of Defense through its TRICARE Support Office ("TSO") (formerly the Office of Civilian Health and Medical Program of the Uniformed Services ("OCHAMPUS")), a field activity of the Office of the Secretary of Defense, through counsel, (3) the Office of Personnel Management ("OPM"), acting through the Director of Programs, and (4) the United States Department of Veteran Affairs ("VA"), through counsel (collectively the "United States");

     B. Fresenius Medical Care Holdings, Inc. (d/b/a Fresenius Medical Care North America) ("FMCH"), NMC Homecare, Inc., formerly known as National Medical Care Home Care Division, Inc. ("NMC Homecare"), and National Medical Care, Inc. ("NMC"); and

     C. Ven-A-Care of the Florida Keys, Inc., of Key West, Florida, by and through its principal directors and officers Zachary T. Bentley, Luis E. Cobo, and T. Mark Jones,

(collectively "Ven-A-Care"), and Dana R. Austin ("Austin") (collectively the "Relator" or the "Relators").

     Collectively all of the above will be referred to as "the Parties."

                                 II.  PREAMBLE
                                      --------

     A. WHEREAS, at all relevant times, NMC was in the business of providing dialysis and related services to patients with End-Stage Renal Disease ("ESRD") throughout the United States. Medicare coverage was available to certain persons without regard to their age, who had ESRD, an irreversible and permanent impairment of kidney function requiring dialysis or kidney transplantation to sustain life. NMC, through NMC Homecare, provided, among other services, infusion therapies to patients of dialysis facilities owned or operated by NMC (hereafter "BMAs") and patients of independent dialysis facilities not owned or operated by NMC (hereafter "non BMAs"). Among the infusion therapies provided were parenteral and enteral nutrition ("PEN"), including: (i) intradialytic parenteral nutrition ("IDPN"), a form of parenteral nutrition administered to dialysis patients during their hemodialysis sessions, i.e., typically three times per week as part of the dialysis process without the need for insertion of an additional catheter; and (ii) intraperitoneal parenteral nutrition ("IPN"), a form of parenteral nutrition administered to patients during peritoneal dialysis. IDPN and IPN will be referred to collectively herein as IDPN.

     B. WHEREAS, the United States contends that NMC and NMC Homecare submitted or caused to be submitted claims for payment for IDPN solutions, equipment and supplies to:

          (1) the Medicare Program ("Medicare"), Title XVIII of the Social Security Act, 42 U.S.C. (S)(S) 1395-1395ddd (1997), which is administered by HHS;

          (2) the TRICARE Program (also known as the Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS")), 10 U.S.C. (S)(S) 1071-1106, which is administered by the Department of Defense through TSO;

          (3) the Federal Employees Health Benefits Program ("FEHBP"), 5 U.S.C.
(S)(S) 8901-8914, which is administered by OPM;

          (4) the VA Program, 38 U.S.C. (S)(S) 1701-1743, which is administered by the VA;

          (5) the Railroad Retirement Medicare Program ("Railroad Medicare"), established under the Railroad Retirement Act of 1974, 45 U.S.C. (S)(S) 231-231v, which is paid from the Medicare Trust Fund and administered by the United States Railroad Retirement Board ("RRB"); and

          (6) the Medicaid programs, 42 U.S.C. (S)(S) 1396-1396v (1997), of all 50 States and of the District of Columbia ("the Participating States") and of the Territory of Puerto Rico ("the Participating Territory").

     C.  WHEREAS, the United States alleges that:

          (1) Medicare (and Railroad Medicare) covered IDPN under certain conditions as part of Medicare's PEN program under the prosthetic device benefit of the Social Security Act by virtue of and pursuant to a 1984 National Coverage Determination by HCFA, known as Section 65-10;

          (2) IDPN was a covered service only if the patient suffered from a severe pathology of the alimentary tract which did not allow absorption of sufficient nutrients to maintain weight and strength commensurate with the patient's general condition;

          (3) for IDPN to be a covered service, Medicare required that a physician order or prescribe the IDPN in writing and that the claim be supported by sufficient medical documentation to permit an independent conclusion that the requirements of Medicare's prosthetic device benefit were met;

          (4) Coverage of IDPN had to be approved on an individual case-by-case basis initially and at periodic intervals by the designated Medicare carrier's medical consultant or specially trained staff relying on such medical or other documentation as the carrier may require;

          (5) Medicare did not provide coverage for IDPN prescribed by a physician to treat malnutrition unless such malnutrition resulted from a severe and permanent pathology of the alimentary tract satisfying the standards of the Medicare prosthetic device benefit. Medicare also did not permit coverage if IDPN was a nutritional "supplement;"

          (6) if these coverage criteria were met, then the related supplies and equipment to administer the parenteral nutrition solutions were also covered so long as they were reasonable and medically necessary;

          (7) NMC Homecare usually submitted a claim for reimbursement to the designated Medicare carrier each month for each Medicare beneficiary on IDPN and on the claim NMC Homecare sought separate reimbursement for the IDPN solutions, and for some but not necessarily all times in the period May, 1988 through December 31, 1998, also sought reimbursement for: (a) rental of a pole from which to hang the bag containing the solution; (b) rental of an infusion pump; and (c) an administration kit, which was to cover the disposable supplies used to administer IDPN; and

          (8) NMC Homecare provided IDPN to patients both in BMAs and in non
BMAs.

     D. WHEREAS, the United States alleges that when Medicare (or Railroad Medicare) covered IDPN claims for ESRD patients, Medicare in general paid 80% of the Medicare allowed amount on a given patient. Where a patient was also entitled to secondary coverage under FEHBP or the Medicaid programs, those programs typically paid amounts in addition to the amounts paid by Medicare.

     E. WHEREAS, the United States alleges that for ESRD patients covered by CHAMPUS using the Medicare coverage criteria for IDPN, CHAMPUS typically paid 80% of the CHAMPUS allowed amount for IDPN, and for ESRD patients covered by the VA, the VA typically paid the VA allowed amount for IDPN.

     F. WHEREAS, NMC Homecare has entered into an agreement (the "Homecare Plea Agreement") to plead guilty on or before January 19, 2000, or such other date as may be determined by the Court, to Count One of an Information in United States of America v. NMC Homecare,
                                  -----------------------------------------
Inc., LIFECHEM, INC., and NMC Medical Products Division, Inc., Criminal Action
-------------------------------------------------------------
No. [to be assigned] (District of Massachusetts) (the "Criminal Action"). That Count alleges a violation of Title 18, United States Code, Section 371, namely a conspiracy to defraud the United States by impeding, impairing, obstructing and defeating the lawful governmental function of various departments and agencies of the United States in the execution and administration of various federal health care and health insurance programs, including Medicare's PEN benefit program.

     G. WHEREAS, the United States contends that it has certain civil claims against NMC Homecare and NMC, and against FMCH as parent, for violating the federal statutes and/or common law doctrines specified in Paragraph 11 below, in connection with the following conduct with respect to their IDPN program for dates of service beginning as early as May, 1988 and continuing through December 31, 1998 (hereinafter referred to as the "Covered Conduct").

     (1) For dates of service beginning as early as May, 1988, NMC Homecare submitted claims for IDPN under Medicare. Of these submitted claims, and varying in proportion by time period, some for dates of service through December 31, 1998 were paid for by Medicare through its designated carrier(s) (the "Paid Claims"), and some were denied and not paid by Medicare through such carrier(s).

     (2) A substantial portion of these submitted claims contained or were based on false, fraudulent, and misleading statements, and/or material omissions, relating to the patient's medical condition and history, eligibility for coverage by Medicare and other federal and state payers, appropriate billing codes, place of service designations, and charges. A substantial portion of the patients on whose behalf these claims were submitted did not, in fact, meet Medicare or other applicable coverage or billing criteria for IDPN.

     (3) NMC Homecare typically pursued administrative appeals of initial claim denials at the carrier, the Office of Hearings and Appeals of the Social Security Administration ("OHA"), and/or the Departmental Appeals Board of HHS ("Appeals Board or Council"). In connection with those appeals, NMC Homecare made false, fictitious and fraudulent statements, and/or material omissions both in the claim forms and in supporting documents, forms and otherwise. On many occasions, NMC Homecare was successful in its appeal and was paid for the claim. On many other occasions NMC Homecare withdrew claims from appeal because it had concluded the patient did not meet Medicare coverage criteria. When it did so, however, NMC Homecare failed to repay to Medicare or other federal or state payers funds it had received relating to that patient, on other earlier IDPN claims which had been paid.

     (4) For IDPN dates of service beginning as early as May 1988 and continuing through December 31, 1999, NMC has performed IDPN services and provided supplies and equipment to Medicare beneficiaries and has claims for such services, supplies and equipment, for which it has not been paid by HCFA ("the Unpaid Claims").

     (5) The United States contends that a substantial portion of the Paid Claims and the Unpaid Claims contain false or fraudulent statements and/or material omissions. The United States further contends that a substantial portion of the patients at issue in those claims do not in fact meet the Medicare coverage and billing criteria for IDPN.

     (6) For dates of service beginning as early as May, 1988 and continuing through December 31, 1998, NMC Homecare submitted or caused to be submitted IDPN claims to other federal and state payers (besides Medicare). The United States contends that a substantial portion of those claims contained false or fraudulent statements. The United States further contends that a substantial portion of the patients at issue did not in fact qualify for IDPN coverage under the conditions and criteria required under those respective programs.

     (7) In addition, from at least May, 1988 through approximately July, 1992, NMC Homecare submitted to Medicare and other federal and state payers, claim forms that were false or fraudulent because they: (a) billed for 30 or 31 administration kits per month for each IDPN patient on service despite the fact that NMC Homecare only used at most 12 to 13 administration kits for each IDPN patient on service throughout the month, and used even fewer kits for patients who were on service only part of the month; and (b) billed using HCPCS codes which were inapplicable to the kits supplied by NMC Homecare and provided higher reimbursement than the applicable HCPCS code.

     (8) From at least May, 1988 through approximately July, 1992, NMC Homecare submitted to Medicare and other federal and state payers, claims that were false or fraudulent because they billed for an IV pole for each IDPN patient each month in a dialysis facility when such poles were not reasonable and medically necessary to the administration of IDPN since poles adequate for the administration of IDPN were available without additional cost to NMC and the dialysis facilities, and when such poles were not, in fact, always delivered to the facility.

     (9) From at least May, 1988 through approximately June, 1996, NMC Homecare submitted to Medicare and other federal and state payers, claims that were false or fraudulent because they billed for an infusion pump for each IDPN patient on service each month at the dialysis facility when such pumps were not reasonable and medically necessary to the administration of IDPN since pumps adequate for the administration of IDPN were available without additional cost to NMC and the dialysis facilities, and when such pumps were not, in fact, delivered to the facility.

     (10) At various times from at least May, 1988 through December 31, 1998, NMC Homecare offered and paid BMAs and nonBMAs an administration fee, bag fee, or hang fee ("hang fee"), which hang fee purported to compensate the dialysis facility for the services and resources it devoted to administering and managing each administration of IDPN. NMC Homecare also offered and paid to facilities or the professional employees, medical directors, officers, and directors, other forms of remuneration, including but not limited to educational grants, in return for the referral of IDPN business. Some or all of these hang fees and/or other forms of remuneration were paid for the purpose of inducing referrals for IDPN services to be paid by Medicare and others within the meaning of the Medicare Anti-Kickback Act, 42 U.S.C. (S) 1320a-7b(b)(1)(A). NMC Homecare and NMC submitted or caused to be submitted claims to the Medicare program and to other federal and state payers for patients at facilities receiving hang fees and/or other forms of remuneration. The United States contends these claim were false or fraudulent because, regardless of whether the patient met Medicare or other applicable coverage criteria for IDPN, the services were unlawfully induced by kickbacks.

     H. WHEREAS, the United States contends that the practices described in Preamble Paragraph G above resulted in the submission of false and/or fraudulent claims actionable under the False Claims Act, 31 U.S.C. (S)(S) 3729-3733, to the Medicare, Railroad Medicare, TRICARE, FEHBP and VA programs and the Medicaid programs of the Participating States and the Participating Territory.

     I. WHEREAS, the United States also contends that it has certain administrative claims against NMC Homecare and NMC, and against FMCH as parent, under the provisions for permissive exclusion from the Medicare, Medicaid and other federal health care programs, 42 U.S.C. (S) 1320a-7(b), and the provisions for civil monetary penalties, 42 U.S.C. (S) 1320a-7a, for the Covered Conduct described in Preamble Paragraph G.

     J. WHEREAS, with the sole exception of the guilty plea entered by NMC Homecare in the Criminal Action, and the statements regarding the Unpaid Claims contained in the Preamble Paragraph G(4) above, NMC Homecare, NMC and FMCH specifically deny and affirmatively contest the allegations of the United States in Preamble Paragraphs G and H and the allegations of the Relators in the Civil Actions referenced in Paragraphs K and L below, and specifically deny any wrongdoing in connection with those claims; and further contend that NMC Homecare's practices referenced in Preamble Paragraph G(10), were appropriate and lawful and did not result in any violations of federal law, state law, or common law doctrines; and further contend that the allegations of the United States in Preamble Paragraph G(10) do not constitute violations of the False Claims Act, 31 U.S.C. (S)(S) 3729-33, as a matter of law, and do not give rise to any civil or administrative cause of action; and further contend that Medicare is required to pay NMC Homecare virtually all of the amount identified with respect to the Unpaid Claims because such services were performed, the supplies and equipment were provided, and the patients at issue in those claims met the Medicare coverage criteria for IDPN.

     K.  WHEREAS, Relator Ven-A-Care has filed under seal two qui tam complaints
                                                              --- ---
on behalf of the United States: United States of America ex rel. Ven-A-Care of
                                ----------------------------------------------
the Florida Keys, Inc. v. National Medical Care, Inc., National Medical Care
----------------------------------------------------------------------------
Inc. Homecare Division,
----------------------

Inc., W.R. Grace and Company (a New York corporation), and W.R. Grace and
-------------------------------------------------------------------------
Company-Conn. (a Connecticut corporation), Civil Action No. 97-10962-NG (D.
------------------------------------------
Mass.), originally filed as Civil Action No. 94-1234 (S.D. Fla.) in June, 1994 and transferred to D. Mass. in April - May, 1997; and United States of America
                                                      ------------------------
ex rel. Ven-A- Care of the Florida Keys, Inc. v. Fresenius Medical Care
-----------------------------------------------------------------------
Holdings, Inc. (f/k/a W.R. Grace and Company), National Medical Care, Inc., and
-------------------------------------------------------------------------------
National Medical Care Homecare Division, Inc., Civil Action No. 97-11033-NG (D.
--------------------------------------------
Mass.), originally filed as Civil Action No. 94-1897 (S.D. Fla.) in September 1994 and transferred to D. Mass. in April - May 1997. These shall be referred to as the "Ven-A-Care Civil Actions." NMC Homecare, NMC and FMCH specifically deny any and all allegations contained in those qui tam Complaints and/or Amended
                                           --- ---
Complaints.

     L.  WHEREAS, Relator Austin filed under seal a qui tam action on behalf of
                                                    --- ---
the United States on or about November 1, 1994: United States of America ex rel.
                                                --------------------------------
Dana R. Austin and Dana R. Austin v. National Medical Care, Inc., Civil Action
-----------------------------------------------------------------
No. 94-12164- NG (D. Mass.). This shall be referred to as the "Austin Civil Action." NMC Homecare, NMC, and FMCH specifically deny any and all allegations contained in Austin's qui tam Complaint and Amended Complaint.
                      --- ---

     M. WHEREAS, in order to avoid the delay, uncertainty, inconvenience and expense of protracted litigation of these claims, and the contentions of NMC regarding the Unpaid Claims, the Parties reach a full and final compromise for the Covered Conduct pursuant to the Terms and Conditions set forth below.

               III.   TERMS AND CONDITIONS
                      --------------------

     NOW, THEREFORE, in reliance on the representations contained herein and in consideration of the mutual promises, covenants, and obligations in this Agreement, and for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

     1. NMC and FMCH, collectively, agree to pay to the United States and the Participating States, collectively, to resolve civil liabilities, the sum of two hundred fifty three million three hundred thirty four thousand five hundred ninety four dollars ($253,334,594)(the "Settlement Amount"), and this sum shall constitute a debt immediately due and owing to the United States on the "First Payment Date," which is the later of the dates on which (a) the four civil Settlement Agreements are fully executed by the Parties, (b) all notices of dismissal described in the civil Settlement Agreements are docketed by the Court, or (c) the Court accepts LIFECHEM, INC.'s, NMC Medical Products, Inc.'s, and NMC Homecare's guilty pleas and imposes the sentences set forth in their respective Plea Agreements. NMC and FMCH, collectively, shall pay the Settlement Amount to the United States according to the schedule terms, and instructions contained in the Promissory Note executed contemporaneous with this Agreement, attached as Exhibit A, and incorporated herein by reference. Within a reasonable time after receipt of the first payment from NMC and FMCH on the First Payment Date, the United States shall pay to the Participating States, collectively, according to written payment instructions from the Participating

States, an amount of four million eighty one thousand nine hundred fifty-one dollars ($4,081,951) as their share of the Settlement Amount, and to the Participating Territory, according to written payment instructions from that Territory, an amount of one hundred ninety-four thousand two hundred twenty eight dollars ($194,228) as its share of the Settlement Amount.

     2. As an express condition of the Settlement Agreement, to secure NMC's and FMCH's payment obligations under Paragraph 1 of this Agreement (and the other civil Settlement Agreements and criminal Plea Agreements being executed contemporaneously):

     a. NMC and FMCH shall procure from the Bank of Nova Scotia and deliver or cause to be delivered to the United States Attorney's Office for the District of Massachusetts, on or before January 19, 2000, an amendment to the unconditional, irrevocable Letter of Credit No. S020/43695/96 issued to the United States of America on September 27, 1996 (the "Letter of Credit") to increase the amount of the Letter of Credit to $189,634,446.00. Such amendment shall be in the form attached as Exhibit B. Within 10 days of receipt by the U.S. Attorney's Office of written confirmation from the transferring bank that a quarterly payment, as described in Paragraphs 1.B. through 1.E. of the Promissory Note, or prepayment of such quarterly payments, has been made to the United States, the United States shall provide written permission to the Bank of Nova Scotia to reduce the amount available for drawing under Letter of Credit No. S020/43695/96 by the amount of the principal payment received. In the event that the entire outstanding payment obligation secured by the Letter of Credit is prepaid, then the United States shall provide written permission to reduce the amount available for drawing to zero. The United States shall return this Letter of Credit for cancellation when all obligations are paid in full or it is determined, by the United States, or pursuant to a final and non-appealable order of a court of competent jurisdiction, that NMC and FMCH have fulfilled all payment obligations pursuant to this Agreement.

     b. On January 19, 2000, NMC and FMCH shall establish an escrow account in an initial amount of $236,401,919.00 to be held by an independent third party agreeable to the United States, and NMC and FMCH shall increase the escrow amount each day in an amount of $48,546.00 (through accrued interest and/or deposits), beginning on January 20, 2000 and continuing through April 15, 2000, when NMC and FMCH shall increase the escrow amount by an additional amount each day of $7,271.00 (through accrued interest and/or deposits), for each quarterly payment due before the first payment is due on the First Payment Date. On the First Payment Date, all funds in the escrow account shall be paid to the United States to satisfy the payment obligation in Paragraph 1. The terms and conditions of this escrow account shall in no way limit NMC's and FMCH's payment obligations to the United States secured by the Letter of Credit.

     3. NMC and FMCH are in default of this Agreement on the date of occurrence of any of the following events ("Events of Default"):

          a. Failure by NMC and FMCH to procure, deliver or maintain the Letter of Credit;

          b. Failure by NMC and FMCH to pay any amount provided for in the Promissory Note attached as Exhibit A within two days of when such payment is due and payable;

          c. If prior to making the full payment of the amount due under the Promissory Note (i) NMC and/or FMCH commences any case, proceeding, or other action (A) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief of debtors, or seeking to adjudicate NMC and/or FMCH as bankrupt or insolvent, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for NMC and/or FMCH or for all or any substantial part of NMC and/or FMCH's assets; or
(ii) there shall be commenced against NMC and/or FMCH any such case, proceeding or other action referred to in clause (i) which results in the entry of an order for relief and any such order remains undismissed, or undischarged or unbonded for a period of thirty (30) days; or (iii) NMC and/or FMCH takes any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this sub-paragraph;

          d. NMC and FMCH fail to comply with their obligations under Paragraph 9 below; or

          e. NMC and FMCH fail to establish, maintain, or make the required payments to the escrow account described in Paragraph 2.b.

     4. If payments due under Paragraph 1 are received late, but within the two day grace period provided in Paragraph 5.b. of the Promissory Note, interest incurred during such grace period will be assessed at two times the daily amount in effect on the date the payment was due.

     5. NMC and FMCH shall provide the United States with written notice of any such Event of Default, within two (2) business days of such event by providing written notice by overnight mail or facsimile followed by overnight delivery, to the United States Attorney's Office, District of Massachusetts, One Courthouse Way, Suite 9200, Boston, MA 02210, Attention: Suzanne E. Durrell, Assistant U.S. Attorney (or to the attention of such other person as may be designated in writing by the United States Attorney's Office).

     6. Immediately upon the occurrence of an Event of Default, without further notice or presentment and demand by the United States:

          a. The Settlement Amount plus accrued interest through the end of the applicable quarter as set forth in Paragraph 1 of the Promissory Note (minus any payments to date of principal and accrued interest) shall become immediately due and payable ("Settlement Default Amount"). Interest shall be calculated on the Settlement Default Amount at the Prime Rate as published in the Wall Street
                                                                    -----------
Journal on the Effective Date of this Agreement (as defined in Paragraph 38),
-------
plus 5% from the date of the Event of Default.

          b. In addition, NMC and FMCH will pay the United States all reasonable costs of collection and enforcement of this Agreement, including attorneys' fees and expenses, plus interest as described in subparagraph 6.a. above. The Settlement Default Amount, plus interest, described in subparagraph 6.a. above, together with the costs of collection and enforcement described in this subparagraph, will be referred to as the "Default Obligation".

     7. Upon the occurrence of an Event of Default, the United States may exercise, at its sole option, one or more of the following rights:

          a. The United States may draw the full amount available for drawing under the Letter of Credit and retain all proceeds thereof.

          b. The United States may enforce the terms of the Guarantee Agreement between the United States of America, Fresenius Medical Care GMBH, a German corporation, and the predecessor of Fresenius Medical Care AG, W.R. Grace & Co., a New York corporation, and National Medical Care, Inc., dated July 31, 1996, attached as Exhibit C.

          c. The United States may withhold any payment due to NMC and FMCH on the Unpaid Claims and credit such payment to the payment obligations of NMC and FMCH in Paragraph l;

          d. The United States retains any and all other rights and remedies it has or may have under law and equity.

          e. No failure or delay on the part of the United States to exercise any right or remedy shall operate as a waiver of the United States' rights. No single or partial exercise by the United States of any right or remedy shall operate as a waiver of the United States' rights.

     8. In an Event of Default under Paragraph 3.c.(Commencement of Bankruptcy or Reorganization Proceeding):

          a. NMC and FMCH agree not to contest or oppose any motion filed by the United States seeking relief from or modification of the automatic stay of 11 U.S.C. (S) 362(a); not to seek relief under 11 U.S.C. (S) 105 to enjoin or restrain the United States from recovering monies owed by NMC and FMCH arising out of this Agreement or the attached Promissory Note, or from recovering monies through presentment against the Letter of Credit. NMC and FMCH recognize that this express waiver is in consideration for the settlement of claims by the United States described in Paragraph H above, under the terms and conditions contained in this Settlement Agreement.

          b. By expressly waiving the automatic stay provision, NMC and FMCH agree not to oppose or interfere with any motion made in federal court (including bankruptcy courts) by the United States to exclude NMC Homecare from participation in the Title XVIII (Medicare), Title XIX (Medicaid) programs, and other federal health care programs;

          c. This Agreement shall be voidable at the sole option of the United States;

          d. If any term(s) of this Agreement are set aside for any reason, including as a result of a preference action brought pursuant to 11 U.S.C. (S) 547, the United States, at its sole option and in its discretion, may rescind all terms of this Agreement and seek recovery of the full amount of claims and allegations identified herein and in the Civil Actions, or, in the alternative, enforce the remaining terms of this Agreement. In the event of rescission of this Agreement, all Parties reserve all rights, claims, and defenses that are available under law and equity as of the Effective Date of this Agreement; and

          e. In addition to the rights enumerated in Paragraph 7.a. through 7.e. above, the United States and all other Parties shall retain all rights and claims they have or may have under law and equity.

     9. Within 30 days after the First Payment Date, NMC Homecare, NMC, FMCH, and the NMC Companies shall take all reasonable steps that the United States Attorney's Office for the District of Massachusetts, acting on behalf of OHA, the Appeals Council, HCFA, the DMERCs and HHS-OIG, may deem necessary, to dismiss with prejudice or withdraw with prejudice, or effect the dismissal with prejudice or withdrawal with prejudice, of any of the Unpaid Claims, and any and all other IDPN claims or appeals in which NMC Homecare, NMC, FMCH, or the NMC Companies have an interest, for dates of service through December 31, 1999, including without limitation all claims pending before Administrative Law Judge Stewart.

     NMC Homecare, NMC, FMCH and the NMC Companies further agree that they shall release and disclaim any further right, interest, or remedy with respect to these Unpaid Claims and to any other unpaid IDPN claims with dates of service through December 31, 1999; that they will use their best efforts to promptly refund to the DMERCs, and notify the United States Attorney's Office for the District of Massachusetts, HCFA, and HHS-OIG of any payments received after December 31,

1999 from HCFA pertaining to the Unpaid Claims; and that they will notify the United States Attorney's Office for the District of Massachusetts, HCFA and HHS-OIG, of any notice or action by the DMERCs, OHA and/or the Medicare Appeals Council concerning any review or consideration of any Unpaid Claims.

     NMC Homecare, NMC, FMCH, and the NMC Companies further agree to terminate the proceedings currently pending before ALJ Stewart captioned "In the Matter of NMC Homecare, Inc.", and agree not to use the record, evidence and/or testimony from that proceeding in any future appeals or reviews of IDPN Medicare claims or in any judicial or administrative proceeding involving IDPN to which HCFA is a party or in which it has an interest.

     10. In consideration for NMC Homecare, NMC, the NMC Companies, and FMCH's obligations under this Agreement, and in compromise of NMC's contentions that HCFA is required to pay to NMC Homecare virtually all of the Unpaid Claims, the United States shall pay to NMC and FMCH collectively the principal sum of $59,150,766 (the "Unpaid Claims Settlement Amount") plus annual interest of 7.5% compounded quarterly from the First Payment Date of this Agreement. The United States' obligation to pay the Unpaid Claims Settlement Amount to NMC and FMCH is contingent upon the United States receiving the Settlement Amount as required by this Agreement and the Promissory Note attached hereto as Exhibit A, and upon NMC Homecare, NMC, FMCH, and the NMC Companies complying with the obligations set forth in Paragraph 9 above. Provided these contingencies are satisfied, the United States will pay the Unpaid Claims Settlement Amount plus interest to NMC and FMCH on the following schedule:
$38,394,894 of the principal 30 days after the First Payment Date, plus interest; and four equal principal payments of $5,188,968, plus interest, 30 days after receipt each of the quarterly payments made by NMC and FMCH under the Promissory Note. Any such payments by the United States shall be made upon written payment instructions to be provided to the United States by NMC and FMCH. NMC intends to deem the resolution of the Unpaid Claims to be a pro rata denial by HCFA/Medicare.

     11. Subject to the exceptions and limitations in Paragraph 12 below, in consideration of the obligations of NMC Homecare, NMC, FMCH, and the NMC Companies set forth in this Agreement, conditioned upon payment in full of the Settlement Amount, subject to Paragraph 33 below (concerning bankruptcy proceedings commenced within 91 days of any payment under this Agreement), and subject to the acceptance by the United States District Court for the District of Massachusetts of NMC Homecare's guilty plea as described in Preamble Paragraph F, the United States, on behalf of itself, and its officers, agents, agencies, and departments, will release and will be deemed to have released NMC Homecare, its parents, including NMC and FMCH, and the subsidiaries of NMC Homecare, NMC and FMCH listed on the attached Exhibit D (collectively, the parents and subsidiaries of NMC and

FMCH listed on Exhibit D will be referred to as the "NMC Companies," and the corporate entities listed on Exhibit D comprise the only entities which constitute the "NMC Companies" within the meaning of this Agreement), and the current directors, officers, employees, and agents of the NMC Companies who were not employed by or in any way affiliated with NMC Homecare, NMC, or NMC's parents, subsidiaries, divisions, or affiliates at any time prior to September 30, 1996, from any civil or administrative monetary claim (including recoupment claims) that the United States has or may have under the False Claims Act, 31 U.S.C. (S)(S) 3729-3733; the Program Fraud Civil Remedies Act, 31 U.S.C. (S)(S) 3801-3812; the Civil Monetary Penalties Law, 42 U.S.C. (S) 1320a-7a; or common law claims for fraud, payment by mistake of fact, breach of contract or unjust enrichment for the Covered Conduct described in Preamble Paragraph G above with respect to IDPN claims submitted or caused to be submitted to Medicare, Railroad Retirement Medicare, TRICARE, FEHBP, the VA, and/or the Medicaid programs of the Participating States.

     12. Notwithstanding any term of this Agreement, the United States specifically does not release NMC Homecare, the NMC Companies, or any individual from any and all of the following: (a) any potential criminal, civil or administrative claims arising under Title 26, U.S. Code (Internal Revenue Code);
(b) any criminal liability; (c) any potential liability to the United States (or any agencies thereof) for any conduct other than that identified in Preamble Paragraph G above, including but not limited to any allegations in the Civil Actions not encompassed by Preamble Paragraph G; (d) any entities not specifically included on the list of NMC Companies set forth in Exhibit D, such omitted entities specifically including, but not limited to, SRC Holdings Company, Inc. (also known as Spectra Renal Management); (e) any claims based upon such obligations as are created by this Agreement; (f) except as explicitly stated in this Agreement, any administrative liability, including mandatory exclusion from Federal health care programs; (g) any express or implied warranty claims or other claims for defective or deficient products and services provided by NMC Homecare or including quality of testing or product claims; (h) any claims for personal injury or property damage or for other consequential damages arising from the conduct described in Preamble Paragraph G above; (i) any claims based upon failure to deliver items or services; (j) any civil or administrative claims against any individual who was an officer, director, trustee, agent, employee, or was in any way affiliated with NMC Homecare, NMC, or NMC's parents, subsidiaries, divisions, or affiliates at any time prior to September 30, 1996; or (k) any civil or administrative claims against any individual, including current directors, officers, employees and agents, who is criminally indicted or convicted of an offense, or who enters a criminal plea related to the conduct alleged in Preamble Paragraph G above.

     13. In compromise and settlement of the rights of OIG-HHS to exclude NMC Homecare and pursuant to 42 U.S.C. (S) 1320a-7(a)(1), NMC Homecare agrees to be permanently excluded under this statutory provision from participation in Medicare,

Medicaid, and all other federal health care programs as defined in 42 U.S.C. (S) 1320a-7b(f). Such exclusion will have national effect and will also apply to all other Federal procurement and non-procurement programs. Federal health care programs will not reimburse NMC Homecare and/or any one else for items or services, including administrative and management services, furnished, ordered or prescribed by NMC Homecare and in any capacity. NMC Homecare waive any further notice of this exclusion and agree not to contest such exclusion either administratively or in any State or Federal court. If NMC Homecare submits or causes claims to be submitted for services provided while excluded, Homecare is subject to the imposition of additional civil monetary penalties and assessments. NMC Homecare further agrees to hold the federal programs, and all the federal programs' beneficiaries and/or sponsors, harmless from any financial responsibility for services furnished, ordered or prescribed to such beneficiaries or sponsors after the effective date of this exclusion. NMC Homecare specifically waives its rights under any statute or regulation to payment from the Medicare, Railroad Retirement Medicare, TRICARE, VA, FEHBP or Medicaid programs for services rendered after the effective date of this exclusion. This exclusion will be effective upon the date NMC Homecare receives from the OIG the notice of exclusion.

     14. FMCH, on behalf of itself and its affiliates, subsidiaries, and divisions, including but not limited to NMC, has entered into a Corporate Integrity Agreement with HHS, which Agreement is incorporated herein by reference. FMCH will immediately upon execution of this Agreement implement its obligations under the Corporate Integrity Agreement.

     15. In consideration of the obligations of NMC Homecare, NMC and FMCH set forth in this Agreement, conditioned upon payment in full of the Settlement Amount, subject to Paragraph 33 below (concerning bankruptcy proceedings commenced within 91 days of any payment under this Agreement), and conditioned upon FMCH's entering into the Corporate Integrity Agreement, the OIG-HHS agrees to release and refrain from instituting, directing, or maintaining any administrative claim or any action seeking exclusion from the Medicare, Medicaid or other Federal health care programs (as defined in 42 U.S.C. (S) 1320a-7b(f)) against the NMC Companies and the current directors, officers, employees, and agents of the NMC Companies who were not employed by or in any way affiliated with NMC Homecare, NMC, or any of NMC's parents, subsidiaries, divisions, or affiliates at any time prior to September 30, 1996, under 42 U.S.C. (S) 1320a-7a (Civil Monetary Penalties Law) or 42 U.S.C. (S) 1320a-7(b) (permissive exclusion) for the conduct described in Preamble Paragraph G, except as reserved in Paragraph 12 above and as reserved in this Paragraph. The OIG-HHS expressly reserves all rights to comply with any statutory obligations to exclude the NMC Companies from the Medicare, Medicaid, or other Federal health care programs under 42 U.S.C. (S) 1320a-7(a)(mandatory exclusion). Nothing in this Paragraph precludes the OIG-HHS from taking action against entities or individuals for conduct and practices for which civil claims have been reserved in Paragraph 12 above.

     16. In consideration of the obligations of NMC Homecare, NMC and FMCH set forth in this Agreement, conditioned upon payment in full of the Settlement Amount, and subject to Paragraph 33 below (concerning bankruptcy proceedings commenced within 91 days of any payment under this Agreement), TSO agrees to release and refrain from instituting, directing, or maintaining any administrative claim or any action seeking exclusion from the TRICARE program against the NMC Companies and the current directors, officers, employees, and agents of the NMC Companies who were not employed by or in any way affiliated with NMC Homecare, NMC or NMC's subsidiaries, divisions, and affiliates at any time prior to September 30, 1996, under 32 C.F.R. (S) 199.9 for the conduct described in Preamble Paragraph G, except as reserved in Paragraph 12 above and as reserved in this Paragraph. The TSO expressly reserves all rights to comply with any statutory obligations to exclude the NMC Companies from the TRICARE program under 32 C.F.R. (S)(S) 199.9(f)(1)(i)(A), (f)(1)(i)(B), (f)(1)(i)(D),
and (f)(1)(iii). Nothing in this Paragraph precludes the TSO from taking action against entities or persons, or for conduct or practices, for which civil claims have been reserved in Paragraph 12 above.

     17. In consideration of the obligations of NMC Homecare, NMC and FMCH as set forth in this Agreement, conditioned upon payment in full of the Settlement Amount, and subject to Paragraph 33 below (concerning bankruptcy proceedings commenced within 91 days of any payment under this Agreement), OPM agrees to release and refrain from instituting, directing, or maintaining any administrative claim or any action seeking exclusion from FEHBP against the NMC Companies and the current directors, officers, employees, and agents of the NMC Companies who were not employed by or in any way affiliated with NMC Homecare, NMC or NMC's subsidiaries, divisions, or affiliates at any time prior to September 30, 1996, under 5 U.S.C. (S) 8902a or 5 C.F.R. Part 970 for the conduct described in Preamble Paragraph G including that in the Civil Actions, except as reserved in Paragraph 12 above, and except if the NMC Companies or any individuals are excluded by the Office of Inspector General of HHS pursuant to 42 U.S.C. (S) 1320a-7(a). Nothing in this paragraph precludes OPM from taking action against entities or persons, or for conduct and practice for which civil claims have been reserved in Paragraph 12 above.

     18. a. Relator Ven-A-Care agrees that the settlement of the Ven-A-Care Civil Actions is fair, adequate and reasonable under all the circumstances, pursuant to 31 U.S.C. (S) 3730(c)(2)(B). On the United States' receipt of the first payment required by Paragraph 1, Relator Ven-A-Care, for itself, its current and former directors and officers (including, without limitation, Zachary T. Bentley, Luis E. Cobo, and T. Mark Jones), and its heirs, successors and assigns, will release and will be deemed to have released the NMC Companies, NMC Homecare, NMC, and FMCH and Spectra Laboratories, Inc., SRC Holdings Company, Inc., Qix, Inc., Spectra Medical Products, Inc., and Spectra Laboratories Information Services, Inc., and their present and former officers, directors, employees, counsel, agents, representatives, heirs, and assigns, from any and all claims that Relator Ven-A-Care has or may have related to or arising from any and all of the allegations in its Civil Actions, and the conduct described in Preamble Paragraph G, except claims by Relator Ven-A-Care for expenses necessarily incurred and attorney's fees and costs pursuant to 31 U.S.C. (S) 3730(d)(1). If NMC and FMCH default on their payment obligations under Paragraph 1 above, the release given by Relator Ven-A-Care shall, at the sole option and discretion of Ven-A-Care upon written notice to NMC and FMCH, be rescinded.

          b. On the United States' receipt of the first payment required by Paragraph 1, Zachary T. Bentley ("Bentley"), Luis E. Cobo ("Cobo"), and T. Mark Jones ("Jones"), individually, for themselves, their heirs, successors and assigns, will release and will be deemed to have released the NMC Companies, NMC Homecare, NMC and FMCH and Spectra Laboratories, Inc., SRC Holdings Company, Inc., Qix, Inc., Spectra Medical Products, Inc., and Spectra Laboratories Information Services, Inc., and their present and former officers, directors, employees, counsel, agents, representatives, heirs, and assigns, from any and all claims that Bentley, Jones and/or Cobo has or may have related to or arising from any and all of the allegations in the Ven-A-Care Civil Actions, and the conduct described in Preamble Paragraph G, except claims by Relator Ven-A-Care for expenses necessarily incurred and attorney's fees and costs pursuant to 31 U.S.C. (S) 3730(d)(1). If NMC and FMCH default on their payment obligations under Paragraph 1 above, the release given by Bentley, Cobo, and

Jones shall, at each's sole option and discretion upon written notice to NMC and FMCH, be rescinded.

     19. Relator Austin agrees that the settlement of the Austin Civil Action is fair, adequate and reasonable under all the circumstances, pursuant to 31 U.S.C. (S) 3730(c)(2)(B). On the United States' receipt of the first payment required by Paragraph 1, Relator Austin, for himself, his heirs, successors and assigns, will release and will be deemed to have released the NMC Companies, NMC, NMC Homecare, FMCH and Spectra Laboratories, Inc., SRC Holdings Company, Inc., Qix, Inc., Spectra Medical Products, Inc., and Spectra Laboratories Information Services, Inc., and their present and former officers, directors, employees, counsel, agents, representatives, heirs, and assigns from any and all claims that Relator Austin has or may have related to or arising from any and all of the allegations in his Civil Action, and the conduct described in Preamble Paragraph G, with the exception of Relator Austin's claim for expenses necessarily incurred and attorney's fees and costs pursuant to 31 U.S.C. (S) 3730(d)(1). If NMC and FMCH default on their payment obligations under Paragraph 1 above, the release given by Relator Austin shall, at his sole option and discretion, upon written notice to NMC and FMCH, be rescinded.

     20. The United States agrees to pay the Relator Ven-A-Care $40,347,463 in principal, plus 16.2% of any interest paid by NMC and FMCH on the federal share of the Settlement Amount. The United States agrees to pay the Relator Austin $4,483,052, in principal, plus 1.8% of any interest paid by NMC and FMCH on the federal share of the Settlement Amount. The United States will make these payments to Relators from the amounts paid by NMC and FMCH, and will make the first payment to each such Relator within 21 days after the First Payment Date, and subsequent payments to the Relators within 21 days after each additional payment is received by the United States, by wire transfer to each of the Relators in accordance with instructions to be provided by each Relator's counsel. Relators Ven-A-Care and Austin, for themselves individually, and for their respective heirs, successors, and assigns, will release and will be deemed to have released and forever discharged the United States from any claims pursuant to 31 U.S.C. (S) 3730, including 31 U.S.C. (S)(S) 3730(b),(c),(d) and
(d)(l), for a share of the proceeds of their Civil Actions relating to the Covered Conduct in Preamble Paragraph G above, from any claims for a share of the Settlement Amount, from any claims for a share of the Unpaid Claims amount or other denied claims to be withdrawn or released by the NMC Companies in Paragraph 9 above, and in full settlement of any and all claims that each Relator has or may have that arise from or relate to any and all of the allegations in their respective Civil Actions, except Relator Ven-A-Care's claims regarding Epogen in its Amended Complaint filed in July 1996 in Civil Action No. 94-1234 (S.D. Fla.), transferred to the District of Massachusetts and now pending as Civil Action No. 97-10962-NG (D. Mass.). This Agreement does not resolve or in any manner affect any claims the United States has or may have against any Relators

Ven-A-Care or Austin arising under Title 26, U.S. Code (Internal Revenue Code), or any claims arising under this Agreement.

     21. After this Agreement is fully executed, the United States and the Relators will notify the Court that all pertinent Parties have stipulated that, to the extent alleged in Paragraph G only, the Civil Actions shall be dismissed with prejudice effective upon receipt by the United States and the Participating States of the payments described in Paragraph 1 above, pursuant to and consistent with the terms of this Agreement. The United States and the Relators will also notify the Court that all pertinent Parties have stipulated that the remaining claims by the Relators in the Civil Actions, to the extent not alleged in Preamble Paragraph G, shall be dismissed with prejudice as to the Relators and without prejudice as to the United States, with the exceptions of: the Relators' claims for expenses necessarily incurred and attorney's fees and costs pursuant to 31 U.S.C. (S) 3730(d)(1); and Relator Ven-A-Care's claims regarding Epogen in its Amended Complaint filed in July 1996 in Civil Action No. 94-1234 (S.D. Fla.), transferred to the District of Massachusetts and now pending as Civil Action No. 97-10962-NG (D. Mass.), none of which shall be dismissed. The Parties agree that the United States District Court for the District of Massachusetts shall maintain jurisdiction of the Civil Actions in the event that the Plea Agreement referenced in Preamble Paragraph F is not accepted by the Court, in any Events of Default, in the event of disputes under this Agreement, and for purposes of the Relators' claims for expenses necessarily incurred and attorneys' fees and costs.

NMC and FMCH agree that the Relators are entitled to reasonable expenses necessarily incurred and reasonable attorney's fees and costs and agree to pay the same.

     22. Effective upon the filing and docketing of the notices of dismissal described in Paragraph 21, and the acceptance by the Court of the Plea Agreement referenced in Preamble Paragraph F, the NMC Companies, NMC, NMC Homecare and FMCH, and Spectra Laboratories, SRC Holdings Company, Inc., Qix, Inc., Spectra Medical Products, Inc., and Spectra Laboratories Information Services, Inc., release and will be deemed to have released Ven-A-Care and Austin, individually and collectively, and the current and former officers, directors, employees, counsel, agents, representatives, heirs, successors and assigns of Ven-A-Care from any and all claims that these corporations have or may have related to or arising from any of the allegations in the Civil Actions, the conduct described in Preamble Paragraph G, and any matters arising from Relator Austin's employment with the corporate entities referenced in this Paragraph.

     23. NMC Homecare, NMC and FMCH, and the NMC Companies waive and will not assert any defenses these entities may have to any criminal prosecution or administrative action relating to the conduct described in Preamble Paragraph G, which defenses may be based in whole or in part on a contention that, under the Double Jeopardy Clause of the Fifth Amendment of the Constitution or Excessive Fines Clause of the Eighth Amendment of the Constitution, this Settlement Agreement bars a remedy sought in such criminal prosecution or administrative action.

NMC Homecare, NMC, FMCH, and the NMC Companies further agree that nothing in this Agreement is punitive in purpose or effect.

     24. The NMC Companies covenant to cooperate fully and truthfully with the United States' civil investigation of individuals and entities not specifically released in this Agreement. Upon reasonable notice the NMC Companies will make reasonable efforts to facilitate access to, and encourage the cooperation of, its directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals, and will furnish to the United States, upon reasonable request, all non-privileged documents and records in its possession, custody or control.

     25. Effective on the date of acceptance by the Court of the Plea Agreement referenced in Preamble Paragraph F, NMC Homecare, NMC, FMCH, and the NMC Companies release and will be deemed to have released the United States, its agencies, employees, servants, and agents from any claims (including attorneys' fees, costs, and expenses of every kind and however denominated) which Homecare, and the NMC Companies have or may have against the United States, its agencies, employees, servants, and agents, related to or arising from the United States' civil, criminal and administrative investigation and prosecution of Homecare, NMC and FMCH.

     26. The Settlement Amount that NMC and FMCH must pay pursuant to Paragraph 1 of this Agreement above will not be decreased as a result of the denial of claims for payment being withheld from payment by any Medicare carrier or intermediary,

Railroad Retirement Medicare carrier, TRICARE, FEHBP, VA, or any Medicaid payer on the Effective Date of this Agreement, or pending on appeal for dates of service prior to January 1, 2000 on the Effective Date of this Agreement, related to the conduct described in Preamble Paragraph G; and NMC Homecare, NMC and FMCH, and the NMC Companies agree not to resubmit to any Medicare carrier or intermediary, Railroad Retirement Medicare carrier, TRICARE, FEHBP, VA, or any Medicaid payer any previously denied claims related to the conduct described in Preamble Paragraph G, and agree not to appeal any such denials of claims.

     27. The NMC Companies agree that all costs (as defined in the Federal Acquisition Regulations ("FAR") (S) 31.205-47 and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. (S)(S) 1395-1395ddd (1997) and 1396-1396v(1997),
and the regulations promulgated thereunder) incurred by or on behalf of NMC Homecare, and the NMC Companies, and their divisions, subsidiaries and affiliates, and their present and former officers, directors, employees, shareholders and agents in connection with: (a) the matters covered by this Agreement and the related Plea Agreement described in Preamble Paragraph F; (b) the Government's administrative, civil and criminal investigation and prosecution of NMC Homecare, NMC, and FMCH; (c) these corporate entities' investigation, defense, and corrective actions undertaken in response to the Government's administrative, civil and criminal investigations, and in connection with the matters covered by this Agreement, the Plea Agreements, and including the obligations undertaken pursuant to the Corporate Integrity

Agreement (including attorneys fees); (d) the negotiation and performance of this Agreement, the Plea Agreements, and the Corporate Integrity Agreement; and
(e) the payments made to the United States provided for in this Agreement and the Plea Agreements, and to Relators for expenses necessarily incurred and attorney's fees and costs or wrongful termination claims, are unallowable costs on Government contracts and under Medicare, Railroad Retirement Medicare, Medicaid, TRICARE, FEHBP, and the VA programs (hereafter "unallowable costs"). These unallowable costs will be separately estimated and accounted for by NMC Homecare and the NMC Companies and these entities will not charge such unallowable costs directly or indirectly to any contracts with the United States or any Medicaid program, or seek payment for such unallowable costs through any cost report, cost statement, information statement or payment request submitted by the NMC Companies or any of their divisions, subsidiaries or affiliates to the Medicare, Railroad Retirement Medicare, Medicaid, TRICARE, VA or FEHBP programs.

     NMC Homecare and the NMC Companies further agree that within 270 days of the effective date of this Agreement these entities will identify to applicable Medicare, Railroad Retirement Medicare, and TRICARE fiscal intermediaries, carriers and/or contractors, and Medicaid, VA and FEHBP fiscal agents, any unallowable costs (as defined above) included in payments previously sought from the United States, or any Medicaid Program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment requests already submitted by the NMC Companies or any of their subsidiaries, affiliates, or divisions and will request, and agree, that such cost reports, cost statements, information reports or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the unallowable costs. NMC Homecare and the NMC Companies agree that the United States will be entitled to recoup from the NMC Companies any overpayment as a result of the inclusion of such unallowable costs on previously-submitted cost reports, information reports, cost statements or requests for payment. Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice, and/or the affected agencies. The United States reserves its rights to disagree with any calculations submitted by NMC Homecare, the NMC Companies, or any of their subsidiaries, affiliates or divisions, on the effect of inclusion of unallowable costs (as defined above) on the NMC Companies or any of their subsidiaries, affiliates or divisions' cost reports, cost statements or information reports. Nothing in this Agreement shall constitute a waiver of the rights of the United States to examine or reexamine the unallowable costs described above.

     28. This Agreement is intended to be for the benefit of the Parties only, and by this instrument the Parties do not release any claims against any other person or entity except as specifically identified in Paragraphs 11, 15, 16, 17, 18, 19, and 22 above.

     29. NMC Homecare and the NMC Companies agree that they will not seek payment for any of the health care billings covered by this Agreement from any health care beneficiaries or their parents, sponsors, estates, heirs, successors or assigns. NMC Homecare and the NMC Companies waive any causes of action against these beneficiaries or their parents, sponsors, estates, heirs, successors, or assigns based upon the claims for payment covered by this Agreement.

     30. Nothing in this Agreement constitutes an agreement by the United States concerning the characterization of the amounts paid hereunder for purposes of any proceeding under Title 26 of the Internal Revenue Code.

     31. Except as provided in Paragraph 6, and except for Relators' claims for expenses necessarily incurred and attorney's fees and costs, each party to this Agreement will bear its own legal and other costs incurred in connection with this matter, including by way of example only, all costs incurred in the investigation and defense of this matter, the preparation and performance of this Agreement, and all corrective actions taken in response to the investigation and resolution of this matter.

     32. NMC and FMCH expressly warrant that they have reviewed their financial condition and that they currently are solvent on a consolidated basis within the meaning of 11 U.S.C. Section 547(b)(3), and expect to remain solvent on a consolidated basis following payment to the United States hereunder. Further, the Parties expressly warrant that, in evaluating whether to execute this Agreement, the Parties (a) have intended that the mutual promises, covenants and obligations set forth herein constitute a contemporaneous exchange for new value given to NMC Homecare, NMC and FMCH within the meaning of 11 U.S.C. Section 547(c)(1), and (b) have concluded that these mutual promises, covenants, and obligations do, in fact, constitute such a contemporaneous exchange.

     33. In the event NMC or FMCH commences, or a third party commences, within 91 days of any payment under of this Agreement, any case, proceeding, or other action (i) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief of NMC and/or FMCH's debts, or seeking to adjudicate NMC and/or FMCH as bankrupt or insolvent, or
(ii) seeking appointment of a receiver, trustee, custodian or other similar official for NMC and/or FMCH or for all or any substantial part of NMC and/or FMCH's assets, NMC and FMCH agree as follows:

          a. NMC and FMCH's obligations under this Agreement may not be avoided pursuant to 11 U.S.C. Section 547, and NMC and FMCH will not argue or otherwise take the position in any such case, proceeding or action that: (i) NMC and/or FMCH's obligations under this Agreement may be avoided under 11 U.S.C. Section 547; (ii) NMC and FMCH were insolvent on a consolidated basis at the time this Agreement was entered into, or became insolvent on a consolidated basis as a result of the payment made to the United States hereunder; or (iii) the mutual promises, covenants and obligations set forth in this Agreement do not constitute a contemporaneous exchange for new value given to NMC and/or FMCH.

          b. In the event that NMC and/or FMCH's obligations hereunder are avoided pursuant to 11 U.S.C. Section 547, the United States, at its sole option, may rescind the releases in this Agreement, and bring any civil and/or administrative claim, action or proceeding against NMC Homecare, NMC, and/or FMCH for the claims that would otherwise be covered by the releases provided in Paragraphs 11, 15, 16, and 17 above. If the United States chooses to do so, NMC Homecare, NMC and FMCH agree that (i) any such claims, actions or proceedings brought by the United States (including any proceedings to exclude NMC Homecare from participation in Medicare, Medicaid, or other federal health care programs) are not subject to an "automatic stay" pursuant to 11 U.S.C. Section 362(a) as a result of the action, case or proceeding described in the first clause of this Paragraph, and that NMC Homecare, NMC and FMCH will not argue or otherwise contend that the United States' claims, actions or proceedings are subject to an automatic stay; (ii) that NMC Homecare, NMC and FMCH will not plead, argue or otherwise raise any defenses under the theories of statute of limitations, laches, estoppel or similar theories, to any such civil or administrative claims, actions or proceeding which are brought by the United States within 90 calendar days of written notification to NMC and FMCH that the releases herein have been rescinded pursuant to this Paragraph; and (iii) the United States has a valid claim against NMC and FMCH in the amount of the Default Obligation, and the

United States may pursue its claim, inter alia, in the case, action or proceeding referenced in the first clause of this Paragraph, as well as in any other case, action, or proceeding.

          c. NMC Homecare, NMC and FMCH acknowledge that its agreements in this Paragraph are provided in exchange for valuable consideration provided in this Agreement.

     34. NMC Homecare, NMC, FMCH and the Relators represent that this Agreement is freely and voluntarily entered into without any degree of duress or compulsion whatsoever.

     35. This Agreement is governed by the laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any disputes arising between and among the Parties under this Agreement will be the United States District Court for the District of Massachusetts, except that disputes rising under the Corporate Integrity Agreement shall be resolved exclusively upon the dispute resolution provisions set forth in the Corporate Integrity Agreement.

     36. The undersigned NMC Homecare, NMC and FMCH signatories represent and warrant that they are authorized by their respective Board of Directors to execute this Agreement. The undersigned United States signatories represent that they are signing this Agreement in their respective official capacities and that they are authorized to execute this Agreement.

     37. Except for the guilty plea by NMC Homecare and the representations in Paragraph 32 (regarding solvency), and Paragraph 33 (concerning bankruptcy proceedings commenced within 91 days of any payments under this Agreement), the Parties agree that nothing in this Agreement constitutes an admission by any person or entity with respect to any issue of law or fact.

     38. This Agreement is effective on the date of signature of the last signatory to the Agreement (the "Effective Date").

     39. This Agreement shall be binding on all successors, transferees, heirs and assigns.

     40. This Agreement, together with Exhibits A through D, the Plea Agreement described in Preamble Paragraph F, and the Corporate Integrity Agreement, constitute the complete agreement among the Parties with regard to the conduct described in Preamble Paragraph G and the Civil Actions. This Agreement may not be amended except by written consent of the Parties, except that only FMCH and OIG-HHS must agree in writing to modification of the Corporate Integrity Agreement.

     41. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same Agreement.

                         THE UNITED STATES OF AMERICA
                         ----------------------------


By:  /s/ Suzanne E. Durrell         Dated:  January 18, 2000
     ---------------------------            ------------------
     SUZANNE E. DURRELL
     Assistant U.S. Attorney
     District of Massachusetts

By:  /s/ Patricia Connolly          Dated:  January 18, 2000
     ---------------------------            ------------------
     PATRICIA CONNOLLY
     Special Assistant U.S. Attorney
     District of Massachusetts

By:  /s/ Mark Lavine               Dated:   January 18, 2000
     --------------------------             ------------------
     MARK LAVINE
     Assistant U.S. Attorney
     Southern District of Florida

By:  /s/ Maya S. Guerra             Dated:  January 19, 2000
     --------------------------             ------------------
     MAYA S. GUERRA
     Trial Attorney
     Civil Division
     U.S. Department of Justice

By:  /s/ Lewis Morris               Dated:      1/18/00
     --------------------------             ------------------
     LEWIS MORRIS
     Assistant Inspector General
     Office of Inspector General
     U.S. Department of Health and
          Human Services

By:  /s/ Frank D. Titus             Dated:  Jan. 18, 2000
     --------------------------             ------------------
     FRANK D. TITUS
     Assistant Director for
          Insurance Programs
     U.S. Office of Personnel
          Management

By:  /s/ Robert D. Seaman           Dated:   1-18-00
     --------------------------             ------------------
     ROBERT D. SEAMAN
     General Counsel
     TRICARE Support Office
     U.S. Department of Defense

               NMC HOMECARE, INC., NATIONAL MEDICAL CARE, INC.,
                     FRESENIUS MEDICAL CARE HOLDINGS, INC.


By:  /s/ Ben J. Lipps                    Dated:      1/18/00
     ------------------------                   --------------------
     BEN J. LIPPS
     President
     NMC Homecare, Inc.

By:  /s/ Ben J. Lipps                    Dated:      1/18/00
     ------------------------                   --------------------
     BEN J. LIPPS
     President
     National Medical Care, Inc.

By:  /s/ Ben J. Lipps                    Dated:      1/18/00
     ------------------------                   --------------------
     BEN J. LIPPS
     President
     Fresenius Medical Care Holdings, Inc.

Acknowledged:
------------

By:  /s/ Jonathan Chiel                  Dated: January 18, 2000
     ------------------------                   --------------------
     JONATHAN CHIEL

By:  /s/ Alan E. Reider                  Dated:      1/18/00
     ------------------------                   --------------------
     ALAN E. REIDER

By:  /s/ Ronald L. Castle                Dated:      1/18/00
     ------------------------                   --------------------
     RONALD L. CASTLE

     Counsel to NMC Homecare, Inc.
     National Medical Care, Inc.
     Fresenius Medical Care Holdings, Inc.

                 RELATOR VEN-A-CARE OF THE FLORIDA KEYS, INC.


By:  /s/ Zachary T. Bentley         Dated:     1/18/00
     -----------------------               -------------------
     ZACHARY T. BENTLEY,
     President

By:  /s/ T. Mark Jones              Dated:     1/18/00
     -----------------------               -------------------
     T. MARK JONES,
     Vice President and
     Secretary

By:  /s/ Luis E. Cobo               Dated:     1/18/00
     -----------------------               -------------------
     LUIS E. COBO,
     Former President

By:  /s/ Zachary T. Bentley         Dated:     1/18/00
     -----------------------               -------------------
     ZACHARY T. BENTLEY,
     Individually, as to Paragraph
     18.b. only

By:  /s/ T. Mark Jones              Dated:     1/18/00
     -----------------------               -------------------
     T. MARK JONES,
     Individually, as to Paragraph
     18.b. only

By:  /s/ Luis E. Cobo               Dated:     1/18/00
     -----------------------               -------------------
     LUIS E. COBO,
     Individually, as to Paragraph
     18.b. only


Acknowledged:
------------

By:  /s/ Atlee W. Wampler III       Dated: January 18, 2000
     ------------------------              -------------------
     ATLEE W. WAMPLER, III


By:  /s/ James J. Breen             Dated:     1/18/00
     -----------------------               -------------------
     JAMES J. BREEN

     Counsel to Ven-A-Care
     of the Florida Keys, Inc.

                            RELATOR DANA R. AUSTIN


By:  /s/ Dana R. Austin             Dated:     1/18/00
     -----------------------               --------------------
     DANA R. AUSTIN


Acknowledged:
------------

By:  /s/ Robert L. Vogel            Dated:     1/18/00
     -----------------------               --------------------
     ROBERT L. VOGEL
     Counsel to Dana R. Austin

                                   EXHIBIT A
                               (Promissory Note)


The Promissory Note dated January 19, 2000 from National Medical Care, Inc. and Fresenius Medical Care Holdings, Inc. payable to the order of the United States is incorporated by reference to Exhibit A of Exhibit 10.2 to this Current Report on Form 8-K.

                                   EXHIBIT B
          (Amendment to Irrevocable Nontransferable Letter of Credit)

The Amendment to Irrevocable Nontransferable Letter of Credit dated January 19, 2000 issued by the Bank of Nova Scotia, Atlanta Agency to the United States is incorporated by reference to Exhibit B of Exhibit 10.2 to this Current Report on Form 8-K.

                                   EXHIBIT C
                                  (Guarantee)

The Guarantee Agreement dated as of July 31, 1996 among Fresenius Medical Care GmbH, the predecessor to Fresenius Medical Care AG, National Medical Care, Inc., W.R. Grace & Co. and the United States of America, is incorporated by reference to the Company's Registration Statement on Form S-4 (Registration No. 333-09497) dated August 2, 1996 and the exhibits thereto.

                                   EXHIBIT D
                    (List of Fresenius Affiliated Entities)

The List of Fresenius Affiliated Entities is incorporated by reference to Exhibit D of Exhibit 10.2 to this Current Report on Form 8-K.